EXHIBIT 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

September 8, 2022

Viking Energy Group, Inc.

15915 Katy Freeway, Suite 450

Houston, TX 77094

Re:	Viking Energy Group, Inc., a Nevada corporation (the “Company”)
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Company’s Registration Statement on Form S-3 (file no. 333-260963) under the Securities Act of 1933, (the “Registration Statement”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 10, 2021 (as amended, the “Registration Statement”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $100,000,000 aggregate initial offering price of securities consisting of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) warrants (“Warrants”) to purchase Common Stock or Preferred Stock, or (iv) units consisting of Common Stock, Preferred Stock, or Warrants, or any combination thereof, in one or more series (the “Units”). The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on all documents submitted to us as original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company.

In rendering this opinion, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by necessary corporate action (“Corporate Action”) in accordance with the Company’s Articles of Incorporation (as amended and supplemented from time to time, the “Charter”) and bylaws and applicable provisions of Nevada corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time the Securities are offered or sold, the Registration Statement and any amendments thereto will be effective and will comply with all applicable laws; (iii) at the time the Securities are offered or sold, a Prospectus Supplement will have been prepared and filed with the Commission describing the offer and sale of the Securities and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the Securities to be sold will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Corporate Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement; (vii) the Company will remain a Nevada corporation; (viii) the Securities will not be issued in violation of any ownership limitations contained in the Charter; (ix) upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (x) upon the issuance of any Preferred Stock, including any Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xi) with respect to any Preferred Securities, a Certificate of Designation setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company (and if required, a Charter amendment) will be filed with and accepted for record by the Nevada Secretary of State prior to their issuance (the “Preferred Filings”); (xii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xiii) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms; and (xiv) none of the issuance and delivery of such Securities, the compliance by the Company with the terms of such Securities, nor any action taken in connection with the foregoing, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary Corporate Action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.

With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary Corporate Action to authorize and approve the issuance and terms of the shares of the series of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock and the Preferred Filings have been completed, and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exercise of Warrants that are exercisable to purchase Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.

With respect to the Warrants, when (i) the Company has taken all necessary Corporate Action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to Securities constituting Units, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, terms of the offering thereof and related matters; (ii) the agreement or agreements relating to the Securities comprising the Units have been duly authorized and validly executed and delivered by the Company; and (iii) the certificates representing the Securities comprising the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreements, the Units will be valid and binding obligations of the Company enforceable against the Company in accordance with the their terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.  We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in the Prospectus in the Registration Statement under the caption “Legal Matters.”  In providing this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC

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